UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

NUTRACEUTICAL INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23731 (Commission File Number)	87-0515089 (IRS Employer Identification No.)

1400 Kearns Boulevard, 2nd Floor Park City, Utah (Address of principal executive offices)	84060 (Zip Code)

Registrant’s telephone number, including area code: (435) 655-6106

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2010, Nutraceutical International Corporation amended and restated its existing revolving credit facility originally entered into on January 28, 2002.  Rabobank International will continue as its lead bank under the facility. Wells Fargo will also remain as a lender and is currently its primary US commercial banking partner.  This amended and restated credit facility extends the term of the loan to December 2015, increases the ongoing commitment from the banks to $90 million for the next five years and provides an additional accordion feature to increase the commitment up to $120 million, subject to certain conditions.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

10.6	Amended and Restated Credit Agreement dated as of December 17, 2010 among Nutraceutical and its lenders

99.1	Press release issued by Nutraceutical dated December 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEUTICAL INTERNATIONAL CORPORATION
(Registrant)

Date: December 21, 2010	By:	/s/ Cory J. McQueen
Cory J. McQueen
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.6	Amended and Restated Credit Agreement dated as of December 17, 2010 among Nutraceutical and its lenders

99.1	Press release issued by Nutraceutical dated December 21, 2010.